UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2006

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On February 15, 2006, we issued a press release announcing our fourth quarter 2005 results and provided an operational project update and 2006 guidance. The press release contains certain non-GAAP financial information. The reconciliation of such information to GAAP financial measures is included in the release.

Item 7.01.                                        Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit	Description

99.1

Forest Oil Corporation press release dated February 15, 2006, entitled “Forest Oil Announces Record Earnings and Discretionary Cash Flow in 2005 on More Than $1 Billion of Revenue; Spin-Off and Merger of GOM Assets Expected to Close March 2, 2006.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: February 16, 2006	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1

Forest Oil Corporation press release dated February 15, 2006, entitled “Forest Oil Announces Record Earnings and Discretionary Cash Flow in 2005 on More Than $1 Billion of Revenue; Spin-Off and Merger Of GOM Assets Expected to Close March 2, 2006.”